UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2013

Date of Report (Date of earliest event reported)

SANTA FE PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173302	99-0362658
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4011 West Plano Parkway, Suite 126

Plano, TX 75093

Tel. 888-870-7060

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Unregistered Sale of Equity Securities

On June 10, 2013, the Company issued 3,500,000 of shares of common to the holder of a convertible note at a conversion price of $0.01. In lieu of cash, the consideration received for the shares was the release of a $35,000 obligation to the note holder for services performed.

The debenture was issued to an investor relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE PETROLEUM INC.

Date: June 10, 2013	By:	/s/ Tom Griffin
	Name:	Tom Griffin
	Title:	President and CEO